UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2011 (December 1, 2011)
____________________

NALCO HOLDING COMPANY
(Exact name of registrant as specified in charter)

Delaware	001-32342	45-3176328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota (Address of principal executive offices and Zip Code)	55102 (Zip Code)

Registrant’s telephone number, including area code: (800) 232-6522

1601 West Diehl Road
Naperville, Illinois 60563
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 1, 2011, pursuant to the Agreement and Plan of Merger, dated as of July 19, 2011 (the “Merger Agreement”), by and among Nalco Holding Company, a Delaware corporation (the “Company”), Ecolab Inc., a Delaware corporation (“Ecolab”), and Sustainability Partners Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Ecolab (“Merger Sub”), the Company merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Ecolab (the “Merger”).  Upon consummation of the Merger, Merger Sub changed its name to “Nalco Holding Company” (“Nalco”).

Pursuant to the terms of the Merger Agreement, each outstanding share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), other than shares that were owned by Ecolab, the Company or any of their respective direct or indirect wholly-owned subsidiaries (which were cancelled as a result of the Merger) and shares in respect of which appraisal rights were properly exercised and not withdrawn, if any, was converted into the right to receive, at the election of the stockholder (subject to certain proration and reallocation procedures described in the Merger Agreement), either (i) 0.7005 shares of common stock of Ecolab, par value $1.00 per share or (ii) $38.80 in cash, without interest (the “Merger Consideration”).  No fractional shares of Ecolab common stock will be issued in the Merger, and the Company’s former stockholders will receive cash in lieu of any fractional shares, if any, of Ecolab common stock.

Under the Merger Agreement, approximately 70% of the issued and outstanding shares of Company Common Stock as of immediately prior to the effective time of the Merger were converted into the right to receive shares of Ecolab common stock and approximately 30% of the issued and outstanding shares of Company Common Stock as of immediately prior to the effective time of the Merger were converted into the right to receive cash.  In order to achieve this 70%/30% stock-cash mix of consideration, the Merger Agreement provides for pro-rata adjustments to and reallocation of the stock and cash elections made by the Company’s former stockholders, as well as the allocation of consideration paid with respect to shares of Company Common Stock owned by stockholders who fail to make an election.

The deadline for former Nalco stockholders to make their stock-cash election in accordance with the Merger Agreement will be 5:00 p.m., New York City time, December 7, 2011.  In accordance with the procedures set forth in the Merger Agreement, any former Nalco stockholder who has not made an election by such time will be deemed to have made an election to receive cash in the Merger.

Ecolab paid the cash component of the Merger Consideration through commercial paper borrowings backed by its syndicated credit facilities and the proceeds from the issuance of $500 million of private placement notes.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 20, 2011, and is incorporated by reference herein.  The information set forth in Items 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that each issued and outstanding share of Company Common Stock (other than shares that were owned immediately prior to the effective time of the Merger by Ecolab or the Company or any of their respective direct or indirect wholly-owned subsidiaries and shares with respect to which appraisal rights were properly exercised and not withdrawn) was canceled and converted into the right to receive the Merger Consideration. As a result, all shares of Company Common Stock have been delisted from the NYSE and removed from trading.  Accordingly, the Company requested on December 1, 2011 that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of Company Common Stock from the NYSE and the deregistration of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Additionally, Nalco intends to file a Form 15 with the SEC, requesting the termination of registration under Section 12(g) of the Exchange Act and suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.  Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, each outstanding share of Company Common Stock, other than shares that were owned by Ecolab, the Company or any of their respective direct or indirect wholly-owned subsidiaries (which were cancelled as a result of the Merger) and shares in respect of which appraisal rights were properly exercised and not withdrawn, if any, was converted into the right to receive, at the election of the stockholder (subject to certain proration and reallocation procedures described in the Merger Agreement), the Merger Consideration as further described above in Item 2.01.  As of the effective time of the Merger, Company stockholders immediately prior to the effective time of the Merger ceased to have any rights as Company stockholders other than the right to receive the Merger Consideration, the right to make their stock-cash election in accordance with the Merger Agreement as further described above in Item 2.01 and, in the case of shares of Company Common Stock held of record by stockholders who have properly exercised their appraisal rights and have not withdrawn such rights, appraisal rights.  The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01.  Changes in Control of Registrant.

As a result of the consummation of the Merger, the Company merged with and into Merger Sub, a direct, wholly owned subsidiary of Ecolab, and, accordingly, a change in control with respect to the Company occurred on December 1, 2011.  The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2011, in connection with the Merger and immediately upon the effective time of the Merger, each member of the board of directors of the Company resigned.  The directors who resigned were: J. Erik Fyrwald, Carl M. Casale, Rodney F. Chase, Richard B. Marchese, Paul J. Norris, Douglas A. Pertz, Daniel S. Sanders and Mary M. VanDeWeghe.  Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of Nalco.  The directors of Nalco are Douglas M. Baker, Jr., Steven L. Fritze and James J. Seifert.

As of the effective time of the Merger, Mr. Norris, Mr. Sanders and Ms. VanDeWeghe were appointed to the board of directors of Ecolab.  For further information regarding these individuals, please see Item 5.02 of the Current Report on Form 8-K of Ecolab filed with the SEC on October 31, 2011.

On December 1, 2011, in connection with the Merger and immediately upon the effective time of the Merger, each of the officers of the Company immediately prior to the effective time of the Merger became the initial officers of Nalco.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation of Merger Sub as in effect immediately prior to the effective time of the Merger and as amended by the Certificate of Merger filed with the Delaware Secretary of State on December 1, 2011, became the certificate of incorporation of Nalco at the effective time of the Merger.  Pursuant to the terms of the Merger Agreement, the bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger became the bylaws of Nalco at the effective time of the Merger.  The certificate of incorporation and the bylaws of Nalco are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

The description of the certificate of incorporation and the bylaws of Nalco contained in this Item 5.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the certificate of incorporation and bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of July 19, 2011, by and among Nalco Holding Company, Ecolab Inc. and Sustainability Partners Corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 20, 2011 and incorporated herein by reference).

3.1	Certificate of Incorporation of Nalco Holding Company, as amended by the Certificate of Merger.

3.2	Bylaws of Nalco Holding Company.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2011	NALCO HOLDING COMPANY

	By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of July 19, 2011, by and among Nalco Holding Company, Ecolab Inc. and Sustainability Partners Corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form
8-K filed July 20, 2011 and incorporated herein by reference).

3.1	Certificate of Incorporation of Nalco Holding Company, as amended by the Certificate of Merger.
3.2	Bylaws of Nalco Holding Company.